CARMAX REPORTS RECORD SECOND QUARTER RESULTS

Richmond, Va., September 22, 2015 – CarMax, Inc. (NYSE:KMX) today reported record second quarter results for the quarter ended August 31, 2015.

▪	Net sales and operating revenues increased 7.9% to $3.88 billion.

▪	Used unit sales in comparable stores increased 4.6%.

▪	Total used unit sales rose 9.2%.

▪	Total wholesale unit sales increased 8.7%.

▪	CarMax Auto Finance (CAF) income increased 6.2% to $98.3 million.

▪	Net earnings grew 11.5% to $172.2 million. Net earnings per diluted share rose 17.1% to $0.82.

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In the prior year's second quarter, net income per diluted share included a $0.06 benefit from the receipt of settlement proceeds in a class action lawsuit. In the current year's second quarter, net income per diluted share included a $0.03 benefit related to a change in timing of our recognition of reconditioning overhead costs. Excluding these items, second quarter net earnings grew 17.1% and net earnings per diluted share grew 23.4%.

“We are pleased to report record second quarter results,” said Tom Folliard, president and chief executive officer. “The continued expansion of our store base and growth across our used, wholesale and CAF operations, as well as our share repurchase program, all contributed to our record second quarter earnings per share.”

Second Quarter Business Performance Review

Sales. Total used vehicle unit sales grew 9.2% and comparable store used unit sales increased 4.6% versus the prior year’s second quarter. Comparable store used unit sales were driven by improved conversion, which benefited from the strong execution of our store teams.

Wholesale vehicle unit sales grew 8.7% versus the second quarter of fiscal 2015. Wholesale unit sales benefited from the growth in our store base and a calendar shift that resulted in one extra Monday auction date compared with the prior year's quarter. We hold a majority of our wholesale auctions on Mondays. Excluding the extra Monday, wholesale vehicle unit sales would have increased approximately 5.0% year-over-year.

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Other sales and revenues increased 4.6% year-over-year. Extended protection plan revenues rose 1.8% reflecting the growth in our retail unit sales, partially offset by an increase in estimated cancellation reserves. Net third-party finance fee payments increased 14.1% due to the increase in retail units sold, as well as some shifts in the mix among providers. Vehicles financed by the Tier 3 providers (those providers to whom we pay a fee) and those included in the CAF loan origination test represented 13.5% of retail unit sales in the current quarter versus 13.8% in the prior year's second quarter.

Gross Profit. Total gross profit increased 12.5% versus last year's second quarter, to $521.4 million. Used vehicle gross profit rose 8.8%, primarily driven by the 9.2% increase in total used unit sales. Used vehicle gross profit per unit was relatively flat at $2,166 compared with $2,173 in the corresponding prior year period. Wholesale vehicle gross profit increased 18.2% versus the prior year’s quarter, driven by the combination of the 8.7% increase in wholesale vehicle unit sales and an 8.8% improvement in wholesale vehicle gross profit per unit to $951 from $874. Other gross profit rose 24.8% reflecting the increase in other sales and revenues and a $10.4 million one-time increase in service department gross profits. This increase resulted from a change in timing in our recognition of reconditioning overhead costs. These costs, which previously had been expensed as incurred, are now allocated to the carrying cost of inventory.

SG&A. Compared with the second quarter of fiscal 2015, SG&A expenses increased 11.1% to $330.8 million. In the prior year's quarter, SG&A was reduced by $20.9 million, representing our receipt of settlement proceeds in a class action lawsuit. Excluding this item, SG&A expenses increased 3.9% year-over-year due to the 12% increase in our store base since the beginning of last year’s second quarter (representing the addition of 16 stores), partially offset by a $10.5 million decrease in share-based compensation expense. Excluding the prior year legal settlement gain, SG&A per retail unit decreased $100 to $2,083, with $78 of this decrease resulting from the decline in share-based compensation expense.

CarMax Auto Finance.(1) Compared with last year's second quarter, CAF income increased 6.2% to $98.3 million, driven by an increase in average managed receivables, partly offset by a lower total interest margin percentage. Average managed receivables grew 16.4% to $8.99 billion. The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, declined to 6.2% of average managed receivables from 6.6% in last year’s second quarter.

Store Openings. During the second quarter of fiscal 2016, we opened four stores, including three stores in existing markets (one store in Providence and two stores in Denver) and one in a new market (Tallahassee). Subsequent to the end of the quarter, we opened our sixth store in Houston and our second store in Minneapolis.

Share Repurchase Program. During the second quarter, we repurchased 3.9 million shares of common stock for $249.8 million pursuant to our share repurchase program. As of August 31, 2015, we had $2.0 billion remaining available for repurchase under the program.

(1)	Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

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Supplemental Financial Information
Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2015	2014	Change	2015	2014	Change
Used vehicle sales	$3,150.2	$2,920.2	7.9%	$6,442.9	$5,980.5	7.7%
New vehicle sales	60.5	69.9	(13.5)%	120.5	139.7	(13.7)%
Wholesale vehicle sales	591.8	530.3	11.6%	1,168.4	1,075.5	8.6%
Other sales and revenues:
Extended protection plan revenues	64.1	63.0	1.8%	135.8	126.7	7.2%
Service department sales	32.9	28.6	15.0%	63.8	56.9	12.1%
Third-party finance fees, net	(14.6)	(12.7)	(14.1)%	(31.6)	(30.0)	(5.3)%
Total other sales and revenues	82.4	78.8	4.6%	168.0	153.6	9.3%
Total net sales and operating revenues	$3,884.9	$3,599.2	7.9%	$7,899.8	$7,349.4	7.5%

Unit Sales

	Three Months Ended August 31			Six Months Ended August 31
	2015	2014	% Change	2015	2014	% Change
Used vehicles	156,516	143,325	9.2%	321,026	293,853	9.2%
New vehicles	2,248	2,581	(12.9)%	4,463	5,178	(13.8)%
Wholesale vehicles	106,522	97,989	8.7%	208,152	195,087	6.7%

Average Selling Prices

	Three Months Ended August 31			Six Months Ended August 31
	2015	2014	% Change	2015	2014	% Change
Used vehicles	$19,983	$20,215	(1.1)%	$19,915	$20,193	(1.4)%
New vehicles	$26,799	$26,991	(0.7)%	$26,897	$26,875	0.1%
Wholesale vehicles	$5,336	$5,249	1.7%	$5,391	$5,349	0.8%

Vehicle Sales Changes

	Three Months Ended August 31		Six Months Ended August 31
	2015	2014	2015	2014
Used vehicle units	9.2%	6.3%	9.2%	8.0%
Used vehicle revenues	7.9%	10.6%	7.7%	12.0%

Wholesale vehicle units	8.7%	7.4%	6.7%	8.6%
Wholesale vehicle revenues	11.6%	11.7%	8.6%	11.4%

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Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended August 31		Six Months Ended August 31
	2015	2014	2015	2014
Used vehicle units	4.6%	0.2%	4.8%	1.8%
Used vehicle revenues	3.3%	4.2%	3.3%	5.4%

(1)
Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both the current and corresponding prior year periods.

Selected Operating Ratios

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2015	% (1)	2014	% (1)	2015	% (1)	2014	% (1)
Net sales and operating revenues	$3,884.9	100.0	$3,599.2	100.0	$7,899.8	100.0	$7,349.4	100.0
Gross profit	$521.4	13.4	$463.3	12.9	$1,065.2	13.5	$965.1	13.1
CarMax Auto Finance income	$98.3	2.5	$92.6	2.6	$207.4	2.6	$187.2	2.5
Selling, general, and administrative
expenses	$330.8	8.5	$297.6	8.3	$680.6	8.6	$611.1	8.3
Interest expense	$7.5	0.2	$7.4	0.2	$14.6	0.2	$15.0	0.2
Earnings before income taxes	$279.8	7.2	$250.6	7.0	$575.8	7.3	$525.7	7.2
Net earnings	$172.2	4.4	$154.5	4.3	$354.2	4.5	$324.2	4.4

(1)	Calculated as a percentage of net sales and operating revenues.

Gross Profit

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2015	2014	Change	2015	2014	Change
Used vehicle gross profit	$338.9	$311.5	8.8%	$700.8	$645.6	8.6%
New vehicle gross profit	1.1	2.1	(44.9)%	2.0	3.9	(49.8)%
Wholesale vehicle gross profit	101.3	85.7	18.2%	206.2	187.2	10.1%
Other gross profit	80.1	64.1	24.8%	156.2	128.3	21.7%
Total	$521.4	$463.3	12.5%	$1,065.2	$965.1	10.4%

Gross Profit per Unit

	Three Months Ended August 31				Six Months Ended August 31
	2015		2014		2015		2014
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,166	10.8	$2,173	10.7	$2,183	10.9	$2,197	10.8
New vehicle gross profit	$508	1.9	$803	3.0	$440	1.6	$756	2.8
Wholesale vehicle gross profit	$951	17.1	$874	16.2	$990	17.6	$960	17.4
Other gross profit	$504	97.1	$440	81.4	$480	93.0	$429	83.5
Total gross profit	$3,284	13.4	$3,176	12.9	$3,273	13.5	$3,227	13.1

(1)
Calculated as category gross profit divided by each category’s respective units sold, except the other and total categories, which are calculated by dividing their respective gross profit by total retail units sold.

(2)	Calculated as a percentage of its respective sales or revenue.

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SG&A Expenses

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2015	2014	Change	2015	2014	Change
Compensation and benefits (1)	$180.3	$181.5	(0.7)%	$382.1	$360.5	6.0%
Store occupancy costs	68.6	60.0	14.3%	133.9	118.3	13.2%
Advertising expense	34.8	29.4	18.4%	68.5	60.1	14.0%
Other overhead costs (2)	47.1	26.7	76.4%	96.1	72.2	33.1%
Total SG&A expenses	$330.8	$297.6	11.1%	$680.6	$611.1	11.4%
SG&A per retail unit	$2,083	$2,040	$43	$2,091	$2,044	$47

(1)	Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)
Includes IT expenses, insurance, non-CAF bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses. Costs for the three and six months ended August 31, 2014, were reduced by $20.9 million in connection with the receipt of settlement proceeds in a class action lawsuit.

Components of CAF Income and Other CAF Information

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2015	% (1)	2014	% (1)	2015	% (1)	2014	% (1)
Interest margin:
Interest and fee income	$169.8	7.6	$150.7	7.8	$334.6	7.6	$297.6	7.9
Interest expense	(30.8)	(1.4)	(23.9)	(1.2)	(58.8)	(1.3)	(47.0)	(1.2)
Total interest margin	139.0	6.2	126.8	6.6	275.8	6.2	250.6	6.6
Provision for loan losses	(25.6)	(1.1)	(20.4)	(1.1)	(39.2)	(0.9)	(36.2)	(1.0)
Total interest margin after provision
for loan losses	113.4	5.1	106.4	5.5	236.6	5.4	214.4	5.7

Total other income	(0.1)	—	—	—	(0.1)	—	—	—

Total direct expenses	(15.0)	(0.7)	(13.8)	(0.7)	(29.1)	(0.7)	(27.2)	(0.7)
CarMax Auto Finance income	$98.3	4.4	$92.6	4.8	$207.4	4.7	$187.2	5.0

Total average managed receivables	$8,993.9		$7,724.5		$8,829.3		$7,557.3
Net loans originated	$1,323.5		$1,165.3		$2,688.1		$2,401.7
Net CAF penetration rate	42.7%		40.7%		42.4%		41.0%
Weighted average contract rate	7.2%		7.0%		7.3%		7.1%

Ending allowance for loan losses	$87.8		$77.8		$87.8		$77.8

Warehouse facility information:
Ending funded receivables	$1,243.0		$1,045.0		$1,243.0		$1,045.0
Ending unused capacity	$1,257.0		$1,055.0		$1,257.0		$1,055.0

(1)	Annualized percentage of total average managed receivables.

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Earnings Highlights

	Three Months Ended August 31			Six Months Ended August 31
(In millions except per share data)	2015	2014	Change	2015	2014	Change
Net earnings	$172.2	$154.5	11.5%	$354.2	$324.2	9.3%
Diluted weighted average shares outstanding	209.6	221.1	(5.2)%	210.6	222.4	(5.3)%
Net earnings per diluted share	$0.82	$0.70	17.1%	$1.68	$1.46	15.1%

Planned Store Openings

We currently plan to open the following stores within 12 months from August 31, 2015:

Location	Television Market	Market Status	Planned Opening Date
Richmond, Texas (1)	Houston	Existing	Q3 Fiscal 2016
Gaithersburg, Maryland (1)(2)	Washington/Baltimore	Existing	Q3 Fiscal 2016
Maplewood, Minnesota (1)	Minneapolis/St Paul	Existing	Q3 Fiscal 2016
Norwood, Massachusetts	Boston	New	Q4 Fiscal 2016
Danvers, Massachusetts	Boston	Existing	Q4 Fiscal 2016
Bloomington, Illinois	Peoria/Bloomington	New	Q4 Fiscal 2016
Buford, Georgia	Atlanta	Existing	Q4 Fiscal 2016
O'Fallon, Illinois	St. Louis	Existing	Q4 Fiscal 2016
Springfield, Illinois	Champaign/Springfield	New	Q1 Fiscal 2017
Pleasanton, California	San Francisco	New	Q1 Fiscal 2017
El Paso, Texas	El Paso	New	Q2 Fiscal 2017
Westborough, Massachusetts	Boston	Existing	Q2 Fiscal 2017
Fremont, California	San Francisco	Existing	Q2 Fiscal 2017
Santa Rosa, California	San Francisco	Existing	Q2 Fiscal 2017
Bristol, Tennessee	Tri-Cities TN/VA	New	Q2 Fiscal 2017

(1) Store opened in September 2015
(2) Represents a store relocation being made in connection with the expiration of the lease on our Rockville, Maryland store.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period. We currently estimate total capital expenditures will be approximately $360 million in fiscal 2016. We plan to open 14 stores and relocate one store whose lease is expiring in fiscal 2016 and between 13 and 16 stores in each of the following two fiscal years.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, September 22, 2015. Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457). The conference I.D. for both domestic and international callers is 84444035. A live webcast of the call will be available on our investor information home page at investors.carmax.com.

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A webcast replay of the call will be available at investors.carmax.com through December 17, 2015. A telephone replay also will be available through September 29, 2015, and may be accessed by dialing 1-855-859-2056 (international callers dial 1-404-537-3406). The conference I.D. for both domestic and international callers is 84444035.

Third Quarter Fiscal 2016 Earnings Release Date

We currently plan to release results for the third quarter ending November 30, 2015, on Friday, December 18, 2015, before the opening of trading on the New York Stock Exchange. We plan to host a conference call for investors at 9:00 a.m. ET on that date. Information on this conference call will be available on our investor information home page at investors.carmax.com in December 2015.

About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for 11 consecutive years, is the nation’s largest retailer of used vehicles. Headquartered in Richmond, Va., CarMax currently operates 153 used car stores in 76 markets. The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service. During the fiscal year ended February 28, 2015, the company retailed 582,282 used vehicles and sold 376,186 wholesale vehicles at our in-store auctions. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

•	Events that damage our reputation or harm the perception of the quality of our brand.

•	Changes in general or regional U.S. economic conditions.

•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.

•	Changes in consumer credit availability provided by our third-party financing providers.

•	Changes in the availability of extended protection plan products from third-party providers.

•	Our inability to recruit, develop and retain associates and maintain positive associate relations.

•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.

•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer or associate information.

•	Significant changes in prices of new and used vehicles.

•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.

•	Factors related to the regulatory and legislative environment in which we operate.

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•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.

•	The failure of key information systems.

•	The effect of various litigation matters.

•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.

•
The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	Factors related to seasonal fluctuations in our business.

•	The occurrence of severe weather events.

•	Factors related to the geographic concentration of our stores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Contacts:

Investors and Financial Media:
Katharine Kenny, Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597

Media:
pr@carmax.com, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Three Months Ended August 31				Six Months Ended August 31
(In thousands except per share data)	2015	% (1)	2014	% (1)	2015	% (1)	2014	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$3,150,220	81.1	$2,920,165	81.1	$6,442,878	81.6	$5,980,506	81.4
New vehicle sales	60,493	1.6	69,944	1.9	120,541	1.5	139,733	1.9
Wholesale vehicle sales	591,774	15.2	530,270	14.7	1,168,399	14.8	1,075,515	14.6
Other sales and revenues	82,426	2.1	78,815	2.2	167,983	2.1	153,636	2.1
NET SALES AND OPERATING REVENUES	3,884,913	100.0	3,599,194	100.0	7,899,801	100.0	7,349,390	100.0
Cost of sales	3,363,543	86.6	3,135,855	87.1	6,834,637	86.5	6,384,320	86.9
GROSS PROFIT	521,370	13.4	463,339	12.9	1,065,164	13.5	965,070	13.1
CARMAX AUTO FINANCE INCOME	98,279	2.5	92,574	2.6	207,387	2.6	187,189	2.5
Selling, general and administrative expenses	330,784	8.5	297,638	8.3	680,563	8.6	611,084	8.3
Interest expense	7,450	0.2	7,351	0.2	14,553	0.2	14,952	0.2
Other expense	1,593	—	283	—	1,634	—	560	—
Earnings before income taxes	279,822	7.2	250,641	7.0	575,801	7.3	525,663	7.2
Income tax provision	107,594	2.8	96,123	2.7	221,599	2.8	201,492	2.7
NET EARNINGS	$172,228	4.4	$154,518	4.3	$354,202	4.5	$324,171	4.4
WEIGHTED AVERAGE COMMON SHARES:
Basic	207,249		218,180		207,969		219,224
Diluted	209,648		221,070		210,645		222,351
NET EARNINGS PER SHARE:
Basic	$0.83		$0.71		$1.70		$1.48
Diluted	$0.82		$0.70		$1.68		$1.46

(1)    Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)		(Unaudited)
	August 31	February 28	August 31
(In thousands except share data)	2015	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$100,477	$27,606	$354,600
Restricted cash from collections on auto loan receivables	335,075	294,122	297,068
Accounts receivable, net	100,832	137,690	108,859
Inventory	1,911,549	2,086,874	1,708,955
Deferred income taxes	10,333	8,100	8,275
Other current assets	45,459	44,646	38,685
TOTAL CURRENT ASSETS	2,503,725	2,599,038	2,516,442
Auto loan receivables, net	9,116,512	8,435,504	7,844,268
Property and equipment, net	2,016,520	1,862,538	1,753,992
Deferred income taxes	166,669	167,638	157,175
Other assets	149,139	133,483	128,036
TOTAL ASSETS	$13,952,565	$13,198,201	$12,399,913

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$453,864	$454,810	$418,269
Accrued expenses and other current liabilities	226,371	250,307	205,480
Accrued income taxes	1,169	1,554	244
Short-term debt	2,122	785	2,229
Current portion of long-term debt	—	10,000	—
Current portion of finance and capital lease obligations	21,584	21,554	20,280
Current portion of non-recourse notes payable	296,867	258,163	260,425
TOTAL CURRENT LIABILITIES	1,001,977	997,173	906,927
Long-term debt, excluding current portion	300,000	300,000	—
Finance and capital lease obligations, excluding current portion	357,825	306,284	310,689
Non-recourse notes payable, excluding current portion	8,856,227	8,212,466	7,648,284
Other liabilities	225,552	225,493	176,026
TOTAL LIABILITIES	10,741,581	10,041,416	9,041,926

Commitments and contingent liabilities	—	—	—
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized; 204,930,606 and 208,869,688 shares issued and outstanding as of August 31, 2015 and February 28, 2015, respectively	102,465	104,435	108,352
Capital in excess of par value	1,161,678	1,123,520	1,089,317
Accumulated other comprehensive loss	(66,149)	(65,391)	(44,467)
Retained earnings	2,012,990	1,994,221	2,204,785
TOTAL SHAREHOLDERS’ EQUITY	3,210,984	3,156,785	3,357,987
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,952,565	$13,198,201	$12,399,913

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended August 31
(In thousands)	2015	2014
OPERATING ACTIVITIES:
Net earnings	$354,202	$324,171
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	65,188	55,766
Share-based compensation expense	33,506	37,778
Provision for loan losses	39,244	36,208
Provision for cancellation reserves	42,459	38,463
Deferred income tax benefit	(738)	(6,530)
Loss on disposition of assets and other	1,810	917
Net decrease (increase) in:
Accounts receivable, net	36,858	(28,936)
Inventory	175,325	(67,531)
Other current assets	(1,923)	(11,706)
Auto loan receivables, net	(720,252)	(732,628)
Other assets	371	(313)
Net decrease in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	(58,705)	(36,052)
Other liabilities	(52,089)	(46,226)
NET CASH USED IN OPERATING ACTIVITIES	(84,744)	(436,619)
INVESTING ACTIVITIES:
Capital expenditures	(145,727)	(135,293)
Proceeds from sales of assets	1,419	5,829
Increase in restricted cash from collections on auto loan receivables	(40,953)	(37,769)
Increase in restricted cash in reserve accounts	(5,484)	(6,640)
Release of restricted cash from reserve accounts	1,643	1,634
Purchases of money market securities, net	(6,126)	(8,753)
Purchases of trading securities	(4,355)	(3,107)
Sales of trading securities	101	306
NET CASH USED IN INVESTING ACTIVITIES	(199,482)	(183,793)
FINANCING ACTIVITIES:
Increase in short-term debt, net	1,337	1,647
Proceeds from revolving line of credit and long-term debt	20,000	—
Payments on revolving line of credit and long-term debt	(30,000)	—
Cash paid for debt issuance costs	(2,981)	—
Payments on finance and capital lease obligations	(9,741)	(8,712)
Issuances of non-recourse notes payable	5,106,805	3,803,000
Payments on non-recourse notes payable	(4,424,340)	(3,142,735)
Repurchase and retirement of common stock	(369,210)	(380,149)
Equity issuances	37,157	44,270
Excess tax benefits from share-based payment arrangements	28,070	29,790
NET CASH PROVIDED BY FINANCING ACTIVITIES	357,097	347,111
Increase (decrease) in cash and cash equivalents	72,871	(273,301)
Cash and cash equivalents at beginning of year	27,606	627,901
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$100,477	$354,600

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